UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2026

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Westlake Corporation (the “Company”) appointed Jonathan H. Baksht, age 51, as Senior Vice President and Chief Financial Officer of the Company, effective June 15, 2026. Mr. Baksht will succeed Mr. M. Steven Bender, who, as previously disclosed, will retire by the end of the year and, effective June 15, 2026, will transition from his position as Executive Vice President and Chief Financial Officer of the Company to the position of Special Advisor to the President of the Company.

In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, Mr. Baksht will also be appointed as Senior Vice President and Chief Financial Officer and as a director of Westlake Chemical Partners GP LLC, a wholly-owned subsidiary of the Company and the general partner of Westlake Chemical Partners LP, effective June 15, 2026.

Prior to joining the Company, Mr. Baksht served as Executive Vice President and Chief Financial Officer of Fortune Brands Innovations, Inc. from May 2025 to March 2026. From May 2022 to May 2025, Mr. Baksht served as Chief Financial Officer of Pactiv Evergreen Inc. and from August 2013 to September 2021, Mr. Baksht held various positions at Valaris Limited, including most recently as Chief Financial Officer from November 2015 until September 2021. Earlier in his career, he worked in investment banking at Goldman, Sachs & Co. and in management consulting at Andersen Consulting. He has served on the Board of Directors of Duxion Motors Inc. since January 2022 and previously served on the Board of Directors of ARO Drilling, a joint venture between Valaris and Saudi Aramco, from April 2019 to September 2021. Mr. Baksht received a bachelor’s of science degree in electrical engineering from the University of Texas at Austin and an M.B.A from the Kellogg Graduate School of Management at Northwestern University.

In connection with his appointment, on April 15, 2026, the Compensation Committee approved a sign-on cash award of $200,000, payable after 30 days of employment, and an award of restricted stock units (“RSUs”) to Mr. Baksht under the Company’s amended and restated 2013 Omnibus Incentive Plan, with a total aggregate grant date fair value of $1,800,000. The number of shares of common stock of the Company underlying the RSUs will be determined by dividing the aggregate grant date fair value by the average of the high and low prices of the Company’s common stock on June 15, 2026. The RSUs fully vest on June 15, 2029, provided that Mr. Baksht remains in continuous full-time employment with the Company through June 15, 2029.

Mr. Baksht will have a base pay of $832,000 for 2026 and will be eligible to participate in the Company’s compensation and benefits plans and programs for similarly situated executives, with a 2026 target bonus of 90% under the Company’s Annual Incentive Plan and a long-term incentive target bonus of 275% (each as a percentage of base pay).

There are no family relationships between Mr. Baksht and any director or executive officer of the Company. Mr. Baksht does not have any interest in any transactions with the Company requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Baksht and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2026, the Company issued a press release announcing the appointment of Mr. Baksht as Senior Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued April 20, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: April 20, 2026	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Legal and External Affairs